Exhibit 10.1


             CONTRACT BETWEEN SANTA CLARA VALLEY WATER DISTRICT AND
                              SAN JOSE WATER WORKS
                          FOR A SUPPLY OF TREATED WATER

         THIS CONTRACT is made and entered into on January 27, 1981, between the SANTA CLARA VALLEY WATER DISTRICT, hereinafter referred to as "District", and SAN JOSE WATER WORKS, hereinafter referred to as "Contractor" and supersedes previous water service contracts between District and Contractor.

         RECITALS:

                  A. District has executed contracts with the State of California Department of Water Resources and the United States Bureau of Reclamation, whereby District is and will be entitled to receive imported water and District intends to continue construction of a system within the boundaries of District to distribute water so received.

                  B. Included within said system are facilities to treat and filter such water; and Contractor is desirous of obtaining a supply of treated water from District.

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         AGREEMENT:  For  and  in  consideration  of  the  mutual  promises  and covenants herein contained, the parties hereto agree as follows:

ARTICLE A. INTRODUCTORY PROVISIONS

         1. Definitions - When used in this contract, the following terms shall have the meanings hereinafter set forth:

                  a) "Fiscal Year" shall mean each 12-month period during the term hereof commencing July 1 of one year and terminating June 30 of the next succeeding year, both dates inclusive.

                  b) "Each Contractor", or "Other Contractor", shall mean any entity, public or private, contracting with District for a supply of treated water.

                  c) The "Act" shall mean the Santa Clara Valley Water District Act, as amended.

                  d) "Board" shall mean the Board of Directors of the Santa Clara Valley Water District.

         2.  Term of Contract

                  a) This contract shall become effective on the date first above written and shall remain in effect for a period of 70 years or until all loans 'and all bonds, the proceeds of sale of which have been used for the construction of water treatment and distribution facilities have been retired, whichever period shall be longer, provided, however, that in no event shall the term of this contract be deemed to extend beyond the period authorized by law.

                  b) The term of this contract may be extended for an additional term of years upon such terms and conditions as may be set forth in a written agreement of the parties hereto executed at least eighteen (18) months prior to expiration of the terms specified in the preceding Subsection 2a. If no such agreement shall be so executed, this contract shall terminate as specified in said Subsection 2a unless at least one year prior to said termination date Contractor shall notify District in writing that Contractor desires to extend the term hereof; in such event, said term shall

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                  be  extended  for an  addtional  period of five years upon the covenants, agreements and conditions herein contained.

         3. Successors and Assigns - Subject to the provisions of the succeeding
         Section 4 hereof, this contract and all the terms, covenants, agreements and conditions herein contained shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         4. Assignment - No assignment or transfer by Contractor of this contract or any part hereof, or of any rights hereunder or interest herein of Contractor, shall be valid unless approved by District, which approval District agrees shall not be unreasonably withheld. The foregoing provisions of this Section 4 to the contrary notwithstanding, no consent shall be required on an assignment to a Public Agency with the power of eminent domain; provided, such Public Agency expressly assumes the obligations of this contract and provided, further, that if said Public Agency assumes only a portion of the obligations of this contract, Contractor shall remain obligated for the remainder, or in the event Contractor shall sell, transfer, or convey any part or parts or its water system to any entity, public or private, Contractor may assign to the purchaser thereof a portion of Contractor's rights, privileges and obligations hereunder and, in the event of any such assignment Contractor shall be relieved of such portion of such obligations of Contractor so assigned if, following such sale, transfer or conveyance, District shall commence to furnish treated water to such entity, or District under a contract with such entity existing prior to such sale, transfer or conveyance increases the amount of treated water delivered to such entity in order to meet in part the increased water requirements of such entity resulting from such sale, transfer or conveyance.

         5. Adjustment of Schedule Purchases upon Other Water Service to Projected Service Area - Where Contractor has prepared and submitted a proposed water delivery schedule to District for an ensuing three-year period in accordance with Article B hereof in reasonable anticipation of and reliance upon projected water service by Contractor to its existing or future customers who receive or would receive service within a service area which shall be defined and may be amended from time to time by Contractor and attached

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         hereto,  as  Exhibit A, and the  schedule  has been  approved  and made binding upon Contractor in accordance with Article B hereof, and where, in lieu of Contractor, any agency, public or private shall thereafter provide treated water service to any such customers and the existence of such circumstance and the necessity of Contractor to reduce its delivery schedule being shown to District and acknowledged by District to be facts (such acknowledgment to be in no case unreasonably withheld), then Contractor's said delivery schedule shall at its option be amended promptly in such manner as to reduce Contractor's scheduled
         water   purchases   from   District   hereunder  by  an  amount  fairly
         commensurate  with  such  reduction  of  Contractor's   anticipated  or
         projected water service.

ARTICLE B. WATER SERVICE PROVISIONS

         1. Water Delivery Schedules

                  a) On October 15, 1980, and every three years thereafter, Contractor shall submit in writing a proposed delivery schedule for the ensuing three-year period beginning July 1 of the following year. The proposed delivery schedule shall be submitted on a form provided by the District and shall indicate the amounts of treated water desired by Contractor during each year of the ensuing three-year period. Except as provided in Subsection c of this section, Contractor agrees that in submitting a proposed water delivery schedule it will not request an amount of water for each year which shall be less in total than 95 percent of the amount for the fiscal year containing the maximum amount in the then current three-year schedule unless Contractor shall have assigned or agreed to assign a portion of its rights, privileges, and obligations hereunder pursuant to the provisions of Article A,
                  Section 4, hereof and i) District has consented to such assignment, or ii) Contractor otherwise shall have been relieved of a portion of its obligations hereunder pursuant to the provisions of said Article A, Section 4; that following occurrence of either event specified in the preceding clauses
                  i) and ii), the foregoing provisions of this Subsection a) shall apply only to the unassigned portion of the Contractor's rights and obligations hereunder.

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                  b) Upon  receipt of such  delivery  schedule,  District  shall review same, and after consultation with Contractor and Other Contractors receiving treated water from District, shall approve such schedule or make such reductions therein as are
                  consistent  with  District's   ability  to  deliver  water  to
                  Contractor  and Other  Contractors;  provided,  however,  that
                  subject  to   availability  of  funds,   financing   policies,
                  construction schedules, and operating schedules, District will make every reasonable effort to approve each proposed delivery schedule submitted by Contractor and Other Contractors. Except as provided in Subsection c of this section, District agrees that it will approve a delivery schedule for said ensuing schedule period which will not be less in total amount for each fiscal year of said schedule period than 95 percent of the maximum fiscal year set forth in the then current schedule period. Notwithstanding the provisions of Subsections a and b of this section, either Contractor or District may request that the minimum amount of water for each fiscal year in the ensuing three-year schedule period be reduced to a lesser minimum amount than prescribed in Subsections a and b. Upon written agreement by both Contractor and District, based on a showing of extraordinary circumstances, the delivery schedule may be approved at such lesser amount.

                  d) The approved delivery schedule shall be transmitted to Contractor prior to December 31 of the year in which the proposed delivery schedule is submitted. The approved delivery schedule for fiscal years 1976-77 through 1980-81 is set forth in Exhibit B, attached hereto and by this reference made a part hereof.

                  e) For operating and planning purposes, Contractor shall, on forms provided by District, annually supply District with Contractor's anticipated monthly delivery schedules for the ensuing year and such information reasonably needed by District to determine projected annual deliveries for the next ensuing five years. Contractor's anticipated monthly delivery schedules shall not constitute a committment by Contractor to receive the amounts of water set forth therein but shall establish the monthly schedule

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                  amounts of treated  water to be  delivered to  Contractor  for certain purposes under Article C hereof.

         2. Amounts of Water - Rates of Flow

                  a) District agrees to deliver to Contractor during each fiscal year or fractional fiscal year of this Contract, as the case may be, the amounts of treated water set forth on the approved delivery schedule for each year or fractional fiscal year, as the case may be.

                  b) District agrees to deliver to Contractor on demand in any month during the term of this contract at least 15 percent of the total amount of treated water which District has theretofore agreed to deliver to Contractor during the applicable fiscal year as shown on the approved delivery schedule.

                  c) District further agrees to provide facilities capable of delivering and will deliver the amounts of water prescribed by Subsections a and b of this section on demand of Contractor at rates of flow up to an instantaneous maximum flow rate equivalent to 205 percent of the then current annual volume shown on the approved delivery schedule expressed as an equivalent uniform flow rate over the full year for an aggregate of 72 hours in any month and for such additional hours in any month as District has the capability to deliver at said rate, provided that District, at such times during the remainder of such month when District does not have the capability to deliver at said rate, may reduce such rate to an instantaneous maximum flow rate not to exceed 180 percent of said annual volume expressed as an equivalent uniform flow rate over the full year.

                  d) Notwithstanding the foregoing, during the period July 1, 1979 to June 30, 1990, District may limit the maximum flow rate for each Contractor to 180 percent of the then current annual volume of that Contractor shown on the approved water delivery schedule expressed as an equivalent uniform rate over the full year. District will give Contractor reasonable prior notice of any such proposed limit of maximum flow rate.

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         3. Delivery Structures

                  a) Water delivered to Contractor pursuant to this contract shall be provided from District facilities through delivery structures to be located at such locations as may be mutually agreed upon. Such delivery structures shall be designed and constructed or caused to be constructed by District. Design and bid costs shall be subject to favorable review and approval by the Contractor prior to award of construction contract for the delivery structure. District shall pay for the cost of the land, automated controls and reporting systems, nozzle turnout and shutoff valve portion of each of said structures, and Contractor shall pay the total cost of acquiring and installing the measuring devices, the vault or housing and the flow regulating devices, if any, of each of said structures as said devices and facilities are shown on Exhibit C attached hereto and by this reference made a part hereof. Upon thirty (30) days' written notice by District, Contractor shall deposit with District prior to such acquisition and installation an amount of money estimated by District to be sufficient to cover such cost to be borne by Contractor. In the event such estimate proves to be low, Contractor shall pay to District upon written demand therefor the difference between District's estimate and the actual cost to be borne by Contractor. In the event such estimate proves to be high, District shall refund to Contractor promptly the difference between the actual cost to be so borne by Contractor and the amount of said deposit.

                  b) Title to all delivery structures and to all appurtenances up to and including the control valve shall be in District and Contractor shall have no obligations or responsibilities with respect thereto and shall be under no obligation to operate, maintain, repair, replace or relocate the same.

         4. Measurement of Water Delivered - District shall measure all water delivered to Contractor and shall keep and maintain accurate and complete records thereof. For such purpose, District shall install, operate and maintain at all delivery structures such measuring devices and equipment as are satisfactory and acceptable to both parties.

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         5. Curtailment of Delivery During  Maintenance  Periods - District will make all reasonable effort to provide continuous service to Contractor but may temporarily discontinue or reduce the delivery of water to Contractor for the purpose of necessary investigation, inspection, maintenance, repair or replacement of any of the facilities necessary for the delivery of treated water to Contractor. District shall notify Contractor as far in advance as possible of any discontinuance or
         reduction  and  the  estimated  duration  of  such   discontinuance  or
         reduction. Recognizing that Contractor will rely on District for uninterrupted deliveries of water particularly during the high water consumption months each year, District agrees to use its best efforts throughout the term of this contract to make any such discontinuance or reduction in the delivery of water only during the period of November through March in any fiscal year. In the event of any discontinuance of or reduction in delivery of water, Contractor may elect to receive the amount of water which otherwise would have been delivered to it during such period under the approved water delivery schedule for that fiscal year at other times during such year, consistent with District's delivery ability considering the then current delivery schedules of all Other Contractors.

         6. Suspension of Service Upon Default - In the event of any default by Contractor in the payment of any money required to be paid to District hereunder, District may, upon not less than three months' written notice to Contractor, suspend deliveries of water under this contract for so long as such default shall continue, provided, however, that during such period Contractor shall remain obligated to make all payments required under this contract and provided, further, that such delinquent amount shall accrue interest at the rate of one-half of one percent per month commencing on the due date of such delinquent amount and continuing until both the principal amount of such charges and the interest thereon are paid in full. Such suspension of delivery taken pursuant to this Section 6 shall not deprive District of or limit any remedy provided by this contract or by law for the recovery of money due or which may become due under this contract. In the event of any disagreement between Contractor and District as to the amount of any bill rendered to Contractor by District, water service shall not be discontinued if the disputed amount thereof is placed on deposit with District. Such deposit shall not preclude review and adjustment of any water bill as set forth in Article C, Section 8, hereof.

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         7. Water Quality - District agrees that all water to be delivered by it to Contractor pursuant to the terms of this contract will be pure, palatable, wholesome, potable and healthful and that all such water will be of such quality that the same may be used for domestic purposes at the points of delivery thereof to Contractor without further treatment. District understands that Contractor is a public utility furnishing water to its customers for domestic purposes and that water to be delivered by it to Contractor hereunder will be delivered by Contractor to said customers. District agrees that its system shall be constructed and operated during the term hereof in accordance with a permit or permits, including temporary permits, to be issued by the State Department of Health Services, copies of which will be furnished to Contractor upon receipt by District. District agrees that the treated water to be delivered to Contractor pursuant to this contract shall conform to the quality requirements set forth in the then current
         primary  and  secondary   standards  for  domestic  water  quality  and
         monitoring regulations adopted by the California State Department of Health. Should the need arise, District and Contractor will cooperate fully in adjusting their respective processes to the extent reasonably
         practicable,   and  provided  such  adjustments  do  not  affect  other
         Contractors, to aid the Contractor in conforming to such law within the Contractor's distribution system.

ARTICLE C. PAYMENT PROVISIONS

         1. The payments to be made by Contractor and Each Contractor for delivery of treated water shall be a price per acre-foot based upon the pricing policy adopted by the Board, dated January 18, 1971, as from time to time amended, which is set forth in Exhibit D, attached hereto and by this reference made a part hereof, and shall be the total of the basic water charges and treated water surcharge as determined by the District Board for each period for which a rate schedule is effective.

         2. In determining the above charges, the basic water charge shall be equal to District's groundwater charge for water other than agricultural water (said words "agricultural water" being defined in the Act) in Zone W-2, which shall be determined annually by the Board in accordance with the legal provisions and requirements of the Act; provided, however, that during each rate period the District will consider all anticipated costs for each

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         such rate period and will  endeavor to establish  during the first year of such rate period a groundwater charge that is intended to remain constant for the full rate period.

         3. District shall charge for the delivery of treated water in accordance with the rate schedule for water service as such rate schedule is established by the Board. The Board of Directors shall review said rate schedule every three years to determine whether the schedule is in accordance with the most recent and anticipated costs and revenues of District. Accordingly, the Board shall, on or about the second Tuesday in March 1981, but not later than April 15, 1981, establish a rate schedule for the rate period commencing July 1, 1981 through June 30, 1984, and shall follow said procedure for each ensuing three-year period. Each such rate schedule shall be prospective in operation, but shall provide for the recovery of expenditures to be recovered by the basic water charge and the treated water surcharge during the period said rates are in effect and any shortages of revenue for said expenditures that may have been experienced during the preceding rate periods. It is agreed that the rates to be so established shall not be unreasonable or arbitrary, shall be based upon reasonable estimates of costs and water deliveries and shall be the same for Contractor and Other Contractors and all other persons, public or private, purchasing treated water from District, regardless of the point of delivery of such water by District; District agrees to use its best efforts throughout the term of this contract to collect from Other Contractors, and such other persons in accordance with such rate schedules, the appropriate sums of money without deduction or offset according to the respective amounts of treated water delivered by the District.

         4. Contractor shall pay District the rate or rates set forth on the rate schedules during the period said rate schedules are effective for all water delivered to the Contractor; provided, however, that Contractor shall pay District at least a minimum charge each year applicable to water scheduled to be delivered in such year, which minimum charge shall be based upon an amount of treated water equal to 90 percent of the total amount of treated water to be delivered to Contractor during that fiscal year as shown on the approved delivery schedule; provided, however, that if Contractor during any other year of the current rate schedule period has purchased water in excess of 90 percent

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         of the water scheduled to be delivered to Contractor  during such other year, such delivery in excess of 90 percent for such other year may be used as a credit against years in such rate schedule period in which Contractor received less than 90 percent of the treated water as shown on the approved delivery schedule, and if Contractor has paid, pursuant to such annual minimum charge, for water not delivered to it, Contractor shall have the right to receive such undelivered water without additional payment during the remainder of the then current rate schedule period at times when District has the delivery capability provided further, however, that:

                  a) If in any day of any year during the term hereof, District, for any reason, including reduced deliveries pursuant to the provisions of Article D hereof, shall be unable to deliver treated water to Contractor in an amount equal to 1/30 of the then current monthly scheduled amount as set forth in Article B, Section 1(e) as expressed as a uniform daily volume, the then minimum charge for that year shall be based upon an amount of water as calculated above in Section 4 reduced by an amount equal to the reduction required by District for each day a reduced delivery is required.

                  b) If in any day of any year during the term hereof District shall offer to deliver to Contractor water which shall fail to meet the quality requirements set forth in Article B, Section 7, hereof, then Contractor shall have the right to refuse to accept or reduce deliveries of water from District until such time as such water shall meet said quality requirements. In such event Contractor shall immediately notify District, and confirm in writing within 5 days of the beginning of any such period. In any such year the then minimum charge shall be reduced by an amount equal to the volume of water reduced by the Contractor up to an amount equal to 1/30 of the then current monthly scheduled amount as set forth in Article B,
                  Section 1(e), as expressed as a uniform daily volume for each day that water service is so refused or reduced by the Contractor. If Contractor at any time, or from time to time during the term hereof, should have the right to refuse to accept water from District by reason of the foregoing provisions of this Subsection 4b, but should nevertheless fail to

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                  exercise such right,  such failure shall in no event be deemed to waive or limit exercise of such right by Contractor. Except as set forth by the foregoing provisions of this Section 4, Contractor shall not be obligated to pay for any water not accepted by it. Nothing contained in this Section 4 shall in any way be deemed to limit Contractor's obligation to pay for all water accepted by it from District in accordance with the appropriate rate set forth from time to time in District's then applicable rate schedule.

                  c) If in any year during the term hereof, the Board of Directors of District shall by Resolution place in effect a water reduction program in excess of 10 percent of normal usage, the monthly scheduled amounts or portions thereof, as set forth in Article B, Section le, for that portion of the year when such water reduction program is in effect shall be reduced by the same percentage as required by the water reduction program less 10 percent. The Contractor shall be notified in writing of such water reduction program.

         5. Surplus - If District shall determine, in accordance with sound accounting practice, that the aggregate of the revenues received by it in any fiscal year, or any rate period, during the term hereof a) from the sale of treated water to Contractor and Other Contractors, b) from the sale of raw water, and c) through collection of the groundwater charges referred to in Article E hereof, has exceeded District's costs and expenses during such year, or rate period, District shall retain such excess and reserve the same for purchases of raw water, construction, maintenance or operation of existing or additional facilities for the importation, conservation, treatment or wholesale distribution of water, reduce its scheduled price of treated water or, subject to the provisions of the Act, reduce said groundwater charges. It is understood that the object in computing rates under this contract is to cover the costs related to the importation, conservation, treatment or wholesale distribution of water.

         6. Non-Contract Water - The term "non-contract water" refers to treated water found by District to be available for delivery to the treated water contractors in addition to the scheduled amounts. Non-contract water may be available only at such times and such prices as determined

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         by the District.  District will notify  Contractor in writing  thereof.
         Deliveries of non-contract water to Contractor will only be made after Contractor has purchased 100 percent of the monthly scheduled amount as set forth in Article B, Section 1(e). Further, at the end of each fiscal year an adjustment in billing will be made and Contractor will be required to have paid for 100 percent of the approved delivery scheduled amount, less any other adjustments before the purchase of non-contract water is allowed. During any period in which non-contract water is not available and Contractor takes water in excess of its scheduled amount, such water will not be reclassified and will be charged for at the full contract price. Water taken in excess of scheduled amounts during periods when non-contract water is not available may be credited as a part of Contractor's minimum annual charge.

         7. Billings - Billings shall be made monthly as follows: On or about the first of each month District will send to Contractor a bill calculated in accordance with the provisions of Article C hereof for all treated water accepted by Contractor from District during the preceding month. The final bill for each fiscal year shall include any sums due for the minimum charge required by Article C, Section 4, hereof. District shall make every effort to make required meter readings on the last day of each calendar month, but District shall be entitled to make such readings three days prior to the close of any calendar month or within five days after the beginning of any calendar month.

         8. Time and Method of Payment - Payments shall be made by Contractor to District within twenty 20 days after billing by District. In the event that Contractor in good faith contests the accuracy of any bill submitted to it pursuant to this contract, it shall give District notice thereof at least five (5) days prior to the day upon which payment of the stated amount is due. To the extent that District finds Contractor's contentions regarding the statement to be correct, it shall revise the statement accordingly and Contractor shall make payment of the amounts on or before the due date. To the extent that District does not find Contractor's contentions to be correct or where time is not available for a review of such contentions prior to the due date, Contractor shall pay the billed amount on or before the due date and may make the contested part of such payment under protest and seek to recover the amount in question from District.

ARTICLE D. AVAILABILITY OF WATER

         1. In any year in which there may occur a water shortage by reason of drought or other temporary cause in the supply of water available for delivery to all users, District shall, before reducing other deliveries of water, reduce, or if necessary cease, to the extent permitted by the operation of District's facilities consistent with its obligations to receive water pursuant to the State and/or Federal Contract, all deliveries of untreated water for recharge of groundwaters.

         2. If, despite such reduction or cessation of such deliveries of untreated water for groundwater recharge pursuant to the provisions of the preceding Section 1, a further reduction in deliveries shall become necessary if the treated water requirements set forth on the approved delivery schedule of Contractor and Other Contractors are to be met, District shall, before reducing deliveries to Contractor and Other Contractors, reduce the total amount of agricultural water (as defined in the Act) released to others for surface delivery during such fiscal year by an amount equal to the following: namely, the average of the releases of such surface-delivered agricultural water during the preceding three fiscal years multiplied by the percentage by which District's total receipt of water from State and Federal sources for agricultural use (as such use is defined in the State and Federal
         Contracts) is reduced in such year pursuant to provisions of said contracts.

         3. If any reduction in deliveries of treated water shall become necessary following reductions in untreated water pursuant to the provisions of the preceding Sections 1 and 2, District shall reduce deliveries of treated water to Contractor and Other Contractors in an amount which bears the same proportion to the total amount of such reduction that the amount included in such treated water user's approved delivery schedule bears to the total of the amount included in the approved delivery schedule of Contractor and Other Contractors for that fiscal year, all as determined by District; provided that District may apportion on some other basis if such is required to meet minimum demands for domestic supply, fire protection, or sanitation during the year. District agrees to notify

         Contractor in writing promptly in the event any such reduction in deliveries to Contractor and Other Contractors shall be decided upon and concurrently of the amount of such reduction and of any changes in Contractor's approved delivery schedule.

         4. District shall not be liable for failure to deliver water to Contractor hereunder in the amounts hereinabove provided if such failure shall be caused by drought or any other reason beyond the reasonable control of District.

         5. District shall give Contractor written notice as far in advance as possible of any reduction in deliveries of treated water which may be necessary because of a shortage in water supply.

ARTICLE E. GROUNDWATER CHARGE

         District agrees that in establishing or modifying the boundaries of any zone pursuant to the provisions of the Act, it will not act in an unreasonable, arbitrary, capricious or discriminatory manner. District further agrees that it will use its best efforts throughout the term of this contract to collect, without deduction or offset, from all persons operating groundwater-producing facilities (as said words are defined in Section 26.1 of the Act) the groundwater charges at the rates per acre-foot of water then applicable in the zone of the District in which each such facility is located.

ARTICLE F. REMEDIES

         By reason of the specialized nature of the water service to be rendered, and for the further reason that the extent of any damage caused to either party by the other by reason of any breach of this contract may be extremely difficult to determine, it is agreed by the parties hereto that an action for damages is an inadequate remedy for any breach, and that specific performance, without precluding any other remedy available in equity or at law, will be necessary to furnish either party hereto with an adequate remedy for the breach hereof.

ARTICLE G. GENERAL PROVISIONS

         1. Amendments - This Contract may be amended at any time by mutual agreement of the parties, except insofar as any proposed amendments are in any way contrary to applicable law. District agrees that in the event of legally enforceable action by a cognizant governmental body, either a) producing a prospective change in the volume of use of water by Contractor's customers, as by the imposition of an order suspending new services, or b) requiring reuse of wastewater or forbidding or limiting the discharge of wastewater into San Francisco Bay, District will make such amendments to Exhibit B of this contract as the circumstances may reasonably and equitability require.

         2. Challenge of Laws - Nothing herein contained shall be construed as stopping or otherwise preventing Contractor or District from contesting by litigation or other lawful means the validity, constitutionality, construction, or application of any law of this State, any ordinance of District, or any rule, regulation or practice of District or Contractor.

         3. Waiver of Rights - Any waiver at any time by either party hereto of its rights with respect to a default or any other matter arising in connection with this contract shall not be deemed to be a waiver with respect to any other default or matter. None of the covenants or agreements herein contained can be waived except by the written consent of the waiving party.

         4. Notices - All notices or other writings in this contract provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered, or certified, postage prepaid, and addressed as follows:

                  To District:               Santa Clara Valley Water District
                                             5750 Almaden Expressway
                                             San Jose, California  95118

                  To Contractor:             San Jose Water Works
                                             374 West Santa Clara St.
                                             San Jose, CA  95196

The address to which any notice or other writing may be given or made or sent to either party may be changed upon written notice given by such party as above provided.

         5. Separability - If any one or more of the covenants or agreements set forth in this contract on the part of

         District or Contractor, or either of them, to be performed should be contrary to any provision of law or contrary to the policy of law to such extent as to be unenforceable in any court of competent jurisdiction, then such covenant or covenants, agreement or agreements, shall be null and void and shall be deemed separable from the remaining covenants and agreements and shall in nowise affect the validity of this contract.

         6. Paragraph Headings - Paragraph headings in this contract are for convenience only and are not to be construed as a part of this contract or in any way limiting or amplifying the provisions hereof.

         7. Other Contracts - District agrees that each contract for the supply of treated water hereafter entered into by District with any Other
         Contractor shall contain provisions substantially similar to those herein set forth and shall not contain any provisions of a material nature more favorable to the Other Contractor than the provisions herein applicable to the Contractor.

IN WITNESS WHEREOF, District has caused this contract to be executed by the Chairman of its Board of Directors and caused its Official Seal to be hereunto affixed and Contractor has caused these presents to be executed on July 21, 1980 by its duly authorized officer.


ATTEST: SUSAN A. EKSTRAND
SANTA CLARA VALLEY WATER DISTRICT


---------------------------------
Clerk Pro Tem of the Board of Directors


Approved as to form:


---------------------------------
General Counsel, Santa Clara
Valley Water District

ATTEST:
SAN JOSE WATER WORKS


By
   ----------------------------------

Its          President
    ---------------------------------
"Contractor"


---------------------------------


Approved as to form:


---------------------------
Attorney for Contractor